UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

Enlightify Inc.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd Floor, Borough A, Block A.

No.181 South Taibai Road

Xi’an, Shaanxi Province

People’s Republic of China 710065

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ENFY	NYSE

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 27, 2025, the New York Stock Exchange (“NYSE”) notified Enlightify Inc. (the “Company”) that the 30-trading-day average closing price of the Company’s common stock had fallen below $1.00 per share, the minimum average share price required for continued listing of the Company’s common stock on the NYSE under Rule 802.01C of the NYSE Listed Company Manual.

Under NYSE rules, the Company has 10 business days from its receipt of the notification to inform the NYSE of its intent to cure the share price deficiency to return to compliance with this continued listing standard.

In order to return to compliance with this continued listing standard, the ending and 30-trading-day average share price of the Company’s common stock must equal or exceed $1.00 on February 27, 2026 (six months from the Company’s receipt of the notification, unless extended) or on the last trading day of any month prior to that date.  No later than September 11, 2025, the Company will notify the NYSE of its intent to cure the share price deficiency and regain compliance with this continued listing standard.

On September 2, 2025, as required by NYSE rules, the Company issued a press release announcing that it had received the notification of non-compliance.  A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2025	ENLIGHTIFY INC.
(Registrant)

	By:	/s/ Zhuoyu Li
Zhuoyu Li
Chairman of the Board of Directors, Chief Executive Officer, and President

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